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                                                          Exhibit (10)(c)


August 27, 2003

UBS RMA California Municipal Money Fund
51 West 52nd Street
New York, New York 10019-6114

     Re:  UBS RMA California Municipal Money Fund, a series of
          UBS Managed Municipal Trust (the "California Fund")


     We hereby consent to the filing of this consent as an exhibit to the registration statement on Form N-1A for the California Fund filed as of the date hereof (the "Registration Statement") and to the use of our name as counsel to the California Fund in the Registration Statement and the Prospectus for the California Fund.

                     Very truly yours,

                     /s/ Orrick, Herrington & Sutcliffe LLP